EXHIBIT 99.1

Contact:
Ed Dickinson
Chief Financial Officer, 636.916.2150

FOR IMMEDIATE RELEASE

LMI Aerospace Announces Closing of Senior Secured Credit Facilities

ST. LOUIS, February 5, 2013 -- LMI Aerospace, Inc. (Nasdaq:LMIA), a leading supplier of structural assemblies, kits and components and provider of design engineering services to the aerospace and defense industries, announced it has successfully completed the syndication of $350 million senior secured credit facilities to amend the senior secured credit facilities LMI initially entered into on December 28, 2012.  RBC Capital Markets and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book-Runners, led the closing of the senior credit facilities.  RBC Capital Markets acted as Administrative Agent, and Wells Fargo Bank, N.A. was Syndication Agent.

The senior secured credit facilities consist of a five-year $125 million revolving credit facility and a six-year $225 million term loan facility. As a result of strong investor demand, the new revolving credit facility was increased to $125 million from the initially announced figure of $75 million.  In addition, the pricing on the $225 million six-year term loan facility has been reduced to a margin, as syndicated, of LIBOR plus 350 basis points in comparison to the initially announced margin at closing of LIBOR plus 475 basis points.  The amended term loan facility, as syndicated, includes a 1.25 percent LIBOR floor consistent with the initially announced term loan facility.  The syndicated facilities refinance borrowings incurred in connection with the December 28, 2012, closing of LMI’s $240 million purchase of Valent Aerostructures, LLC.

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LMI Aerospace Announces
Closing Secured Credit Facilities

"We are very pleased with the results of the financing we completed today.  The larger revolving credit facility should improve our liquidity and should provide increased operational flexibility,” said Ronald S. Saks, Chief Executive Officer of LMI.  “As a result of the impact of the lower cost of debt, the acquisition of Valent is now expected to be accretive to LMI’s 2013 earnings, rather than slightly dilutive, as was originally announced in the December 6, 2012, press release.  Additionally, we anticipate the accretive impact will extend to LMI’s 2014 earnings.  We intend to provide more detail on guidance during our year-end conference call and press release.”

LMI plans to provide updated guidance for FY 2013, which will reflect the Valent acquisition, together with its release of LMI’s 2012 annual financial results.

LMI Aerospace, Inc. is a leading provider of design engineering services and supplier of structural assemblies, kits and components to the aerospace and defense markets.  Through its Aerostructures segment, the company primarily fabricates, machines, finishes, integrates, assembles and kits formed close tolerance aluminum and specialty alloy and composite components and higher level assemblies for use by the aerospace, defense and technology industries. It manufactures more than 30,000 products for integration into a variety of aircraft platforms manufactured by leading original equipment manufacturers and Tier 1 aerospace suppliers.  Through its Engineering Services segment, operated by its D3 Technologies, Inc. subsidiary, the company provides a complete range of design, engineering and program management services, supporting aircraft product lifecycles from conceptual design, analysis and certification through production support, fleet support and service life extensions via a complete turnkey engineering solution.

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LMI Aerospace Announces
Closing Secured Credit Facilities

Valent is a leading provider of complex structural components, major sub-assemblies and machined parts for OEM and Tier 1 airframe manufacturers in the aerospace and defense industries.  Valent provides content for several major commercial, business jet and military platforms, including the Boeing 737, 747-8, 777, 787 and V-22 and the Gulfstream G650.  The Boeing Company has previously awarded Supplier of the Year to Valent, and in 2011, Valent won a Spirit AeroSystems Platinum Supplier Award.

This news release includes forward-looking statements regarding LMI’s business prospects and opportunities. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” and similar expressions are intended to identify forward-looking statements.  Our forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These risks and uncertainties include those discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed with the U.S. Securities and Exchange Commission, which are incorporated herein by reference.  You should not consider any such list to be a complete set of all potential risks or uncertainties.  Moreover, forward-looking statements are based on our current expectations and speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law.  As a result of the foregoing, you should not place undue reliance on forward-looking statements.